EXHIBIT 11

                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

                   CALCULATION OF NET INCOME (LOSS) PER SHARE


                                                         Weighted Average Number of Shares
                                              ----------------------------------------------------------
Date                                             Total        Year Ended      Year Ended      Year Ended
Issued     Description of Issuance            Outstanding     31-Dec-97       31-Dec-96       31-Dec-95
--------------------------------------------------------------------------------------------------------
12/31/94   Common Stock                       15,273,932      15,273,932      15,273,932      15,273,932
01/06/95   Common Stock                            1,125           1,125           1,125           1,107
01/12/95   Common Stock                              338             338             338             327
01/30/95   Common Stock                              939             939             939             863
02/02/95   Common Stock                            3,501           3,501           3,501           3,185
02/23/95   Common Stock                              939             939             939             800
04/17/95   Common Stock                            2,100           2,100           2,100           1,485
08/04/95   Common Stock                              338             338             338             138
08/07/95   Common Stock                            2,250           2,250           2,250             900
08/21/95   Common Stock                              624             624             624             225
08/23/95   Common Stock                           10,125          10,125          10,125           3,606
09/12/95   Common Stock                          158,400         158,400         158,400          47,738
09/28/95   Common Stock                           11,250          11,250          11,250           2,898
10/10/95   Common Stock                           31,500          31,500          31,500           7,077
11/07/95   Common Stock                            1,950           1,950           1,950             288
11/22/95   Common Stock                            1,688           1,688           1,688             180
12/06/95   Common Stock                              150             150             150              11
12/11/95   Common Stock                            6,750           6,750           6,750           1,476
12/13/95   Common Stock                            2,550           2,550           2,550             126
12/18/95   Common Stock                            1,313           1,313           1,313              47
12/29/95   Common Stock                            4,500           4,500           4,500              24
01/11/96   Common Stock                              900             900             873
02/13/96   Common Stock                            3,752           3,752           3,300
03/06/96   Common Stock                              564             564             462
03/08/96   Common Stock                            3,000           3,000           2,442
03/12/96   Common Stock                           10,001          10,001           8,033
05/16/96   Common Stock                            6,563           6,563           4,106
06/13/96   Common Stock                          182,250         182,250         100,088
06/14/96   Common Stock                          169,875         169,875          92,828
06/17/96   Common Stock                           64,796          64,796          34,877
11/06/96   Common Stock                               75              75              12
11/25/96   Common Stock                            2,252           2,252             222
11/26/96   Common Stock                            3,750           3,750             359
12/31/96   Common Stock                           97,875          97,875
01/15/97   Common Stock                            1,800           1,727
01/17/97   Common Stock                            1,502           1,431
01/21/97   Common Stock                            2,250           2,121
01/24/97   Common Stock                              900             842
05/05/97   Common Stock                           31,500          20,712
06/30/97   Common Stock                            4,500           2,268
08/01/97   Common Stock                           23,252           9,683
08/05/97   Common Stock                            7,500           3,041
08/06/97   Common Stock                           90,000          36,246
08/18/97   Common Stock                           91,316          33,774
10/15/97   Common Stock                           13,908           2,934
12/10/97   Common Stock                            2,739             158
12/18/97   Common Stock                              450              17
12/19/97   Common Stock                            4,500             149
12/26/97   Common Stock                            3,377              47
12/30/97   Common Stock                            6,750              18
01/02/98   Common Stock                           11,250               0

                                              ----------------------------------------------------------
           Weighted average number of
              common shares                   16,359,402      16,177,074      15,763,859      15,346,430
                                              ----------------------------------------------------------
           Net effect of dilutive
              stock options                                                                    1,990,088

           Net effect of dilutive
              stock warrants                                                                     376,700
                                              ----------------------------------------------------------
           Total                              16,359,402      16,177,074      15,763,859      17,713,217
                                              ==========================================================

                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

                   CALCULATION OF NET INCOME (LOSS) PER SHARE


                                                              Year Ended      Year Ended      Year Ended
                                                              31-Dec-97       31-Dec-96       31-Dec-95
                                                            --------------------------------------------
Income (loss) before extraordinary item                     ($31,349,000)   ($50,968,000)     $6,815,000
Loss from early extinguishment of debt                                 0               0      (1,474,000)
                                                            --------------------------------------------
Net income (loss)                                           ($31,349,000)   ($50,968,000)     $5,341,000
                                                            ============================================


Net income (loss) per common share:
Income (loss) before extraordinary item                           ($1.94)         ($3.23)          $0.44
Extraordinary item                                                  0.00            0.00           (0.10)
                                                            --------------------------------------------
Net income (loss)                                                 ($1.94)         ($3.23)          $0.34
                                                            ============================================


Net income (loss) per common share-assuming dilution:
Income (loss) before extraordinary item                           ($1.94)         ($3.23)          $0.38
Extraordinary item                                                  0.00            0.00           (0.08)
                                                            --------------------------------------------
Net income (loss)                                                 ($1.94)         ($3.23)          $0.30
                                                            ============================================





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Note: Adjusted to give retroactive effect to the 3-for-2 stock split by way of a stock dividend paid on April 14, 1998.